   As filed with the Securities and Exchange Commission on October 24, 1997

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -----------------
                                    Form S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                                NETVANTAGE, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                         95-4324525
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

                     201 CONTINENTAL BOULEVARD, SUITE 201
                         EL SEGUNDO, CALIFORNIA 90245
              (Address of principal executive offices) (Zip code)

               1994 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
                           1996 INCENTIVE STOCK PLAN
                             EQUITY INCENTIVE PLAN
                             (Full title of plans)

                               -----------------

                             MR. THOMAS G. IWANSKI
       CHIEF FINANCIAL OFFICER, VICE PRESIDENT OF FINANCE AND SECRETARY
                               NETVANTAGE, INC.
                     201 CONTINENTAL BOULEVARD, SUITE 201
                         EL SEGUNDO, CALIFORNIA 90245
                    (Name and address of agent for service)
                                (310) 726-4130
         (Telephone number, including area code, of agent for service)

                               -----------------

                                With a Copy to:
                            VICTOR A. HEBERT, ESQ.
                        HELLER EHRMAN WHITE & MCAULIFFE
                     601 SOUTH FIGUEROA STREET, 40TH FLOOR
                         LOS ANGELES, CALIFORNIA 90017
                                (213) 689-0200

                               -----------------

                                     CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                        Proposed            Proposed
                                                        Maximum             Maximum         Amount of
        Title of Securities         Amount to        Offering Price        Aggregate       Registration
         to be Registered       be Registered(1)      Per Share(2)     Offering Price(2)      Fee(2)
--------------------------------------------------------------------------------------------------------
CLASS A COMMON STOCK,
 $.001 PAR VALUE PER SHARE        1,925,000          $9.25             $17,806,250         $5,396
========================================================================================================

(1) Of which 325,000 shares are attributable to the 1994 Incentive and Nonstatutory Stock Option Plan, 800,000 shares are attributable to the 1996 Incentive Stock Plan and 800,000 shares are attributable to the Equity Incentive Plan. Also includes an indeterminate number of additional shares that may be issued to adjust the number of shares to be issued pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the closing sale price of the Class A Common Stock as reported on the Nasdaq Stock Market on October 17, 1997.
===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

       All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

       The following documents filed with the Securities and Exchange Commission (the "Commission") are also incorporated herein by reference:

       1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to the Exchange Act;

       2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, filed pursuant to the Exchange Act; and

       3. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, filed pursuant to the Exchange Act.

       The description of the Class A Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on May 3, 1995, under the Exchange Act is also incorporated by reference in this Registration Statement.


Item 4.  Description of Securities.
------   -------------------------

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

         Not Applicable.


Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Registrant's Restated Certificate of Incorporation contains a provision which eliminates the personal liability of its directors to the Registrant and its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, other than liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL permits, and under certain circumstances requires, Registrant to indemnify its directors, officers, employees and agents subject to certain conditions and limitations. Registrant's Bylaws contain provisions to indemnify its directors and officers to the full extent permitted by applicable law. In addition, Registrant maintains officers' and directors' liability insurance which insures against certain liabilities that its officers and directors may incur in such capacities and has entered into indemnification agreements with such officers and directors.


Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

         Not Applicable.


Item 8.  Exhibits.
------   --------

         4.1   1994 Incentive and Nonstatutory Stock Option Plan

         4.2   1996 Incentive Stock Plan

         4.3   Equity Incentive Plan

         5     Opinion of Heller Ehrman White & McAuliffe

         23.1  Consent of Heller Ehrman White & McAuliffe (included in Exhibit
               5)

         23.2  Consent of Price Waterhouse LLP

         24 Power of Attorney of Certain Officers and Directors (included on Page II-4)


Item 9.  Undertakings.
------   ------------

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
             Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do
             -----------------
          not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in El Segundo, California, on October 24, 1997.

                                    NETVANTAGE, INC.

                                    By  /s/ STEPHEN R. RIZZONE
                                       ______________________________________
                                       Stephen R. Rizzone
                                       Chairman of the Board, President and
                                       Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints STEPHEN R. RIZZONE and THOMAS G. IWANSKI, or either of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                     Title                            Date
       ---------                     -----                            ----

/s/ STEPHEN R. RIZZONE
________________________    Chairman of the Board, President   October 24, 1997
   Stephen R. Rizzone       and Chief Executive Officer
                            (Principal Executive Officer)

/s/ THOMAS G. IWANSKI
_________________________   Chief Financial Officer, Vice      October 24, 1997
   Thomas G. Iwanski        President of Finance and
                            Secretary (Principal Financial
                            Officer and Principal Accounting
                            Officer)

/s/ CARLOS A. TOMASZEWSKI
_________________________   Director                           October 24, 1997
  Carlos A. Tomaszewski

/s/ RICHARD N. TINSLEY
__________________________  Director                           October 24, 1997
   Richard N. Tinsley

/s/ JOHN E. MARMAN
__________________________  Director                           October 24, 1997
    John E. Marman

                                 EXHIBIT INDEX

Exhibits
--------

4.1     1994 Incentive and Nonstatutory Stock
        Option Plan

4.2     1996 Incentive Stock Plan

4.3     Equity Incentive Plan

5       Opinion of Heller Ehrman White & McAuliffe

23.1    Consent of Heller Ehrman White & McAuliffe
        (included in Exhibit 5)

23.2    Consent of Price Waterhouse LLP

24      Power of Attorney of Certain Officers
        and Directors (included on Page II-4)